Exhibit 3.23

BY-LAWS

OF

LABARGE ACQUISITION COMPANY, INC.

ARTICLE I

Offices

The principal office of the corporation shall be located at such place either within or without the State of Missouri as the Board of Directors may from time to time designate. The corporation may have such other offices, either within or without the State of Missouri, as the business of the corporation may require from time to time.

The location of the registered office of the corporation and the name of the corporation’s registered agent in the State of Missouri shall be as determined from time to time by the Board of Directors and as filed in the manner provided by law.

ARTICLE II

Shareholders

Section 1. Annual Meeting: The annual meeting of the shareholders shall be held on the 1st business day after January 1st of each year, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the place designated for the meeting, such meeting shall be held on the next succeeding business day.

Section 2. Special Meetings: Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors (if any), by the President, by the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation entitled to vote at such meeting, by giving notice thereof in the manner hereafter provided.

Section 3. Place of Meeting: The Board of Directors may designate any place, either within or without the State of Missouri, as the place of meeting for any annual meeting of the shareholders or for any special meeting of the shareholders called by the Board of Directors. The shareholders may designate any place, either within or without the State of Missouri, as the place of any meeting called by the shareholders. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

Section 4. Notice of Meetings: Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than seventy days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board (if any), the President, the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

Section 5. Closing of Transfer Books or Fixing of Record Date: The Board of Directors of the corporation may close its stock transfer books for a period not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any change, exchange or conversion of shares shall be effective; or, in lieu of closing the stock transfer books and to the extent permitted by the by-laws, the board may fix in advance a date, not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or for the allotment of rights, or the date when any change, exchange or conversion of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or any such allotment of rights, or entitled to exercise rights in respect of any such change, exchange or conversion of shares; and only the shareholders of record on such date of closing the transfer books, or on the record date so fixed, shall be the shareholders entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, in the event of an exchange, change or conversion of shares, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors shall not have closed the transfer books or set a record date for the determination of its stockholders entitled to notice of, and to vote at a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the 20th day preceding the date of the meeting shall be entitled to notice of, and to vote at the meeting, and any adjournment thereof, except as otherwise provided by statute.

Section 6. Voting Lists: At least ten days before each meeting of shareholders, the officer or agent having charge of the transfer book for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

Section 7. Quorum: A majority of the outstanding shares of the corporation entitled to vote at any meeting, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders; provided, that if less than a majority of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting, from time to time, without further notice, to a specified date not longer than ninety days after such adjournment. Every decision of a majority of such quorum shall be valid as a corporate act unless a larger vote is required by law.

Section 8. Proxies: At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9. Voting of Shares: Except as otherwise required by law or provided in the Articles of Incorporation, each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 10. Voting of Shares by Certain Holders: Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, curator, or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, curator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 11. Election of Directors: Cumulative voting shall not apply to election of directors. In all elections for directors, each shareholder shall have the right to cast votes for as many candidates as there are directors to be elected, and may cast as many votes as shall equal the number of voting shares owned by him in the corporation for each candidate, either in person or by proxy.

Section 12. Actions of Shareholders Without a Meeting: Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held, and may be stated as such in any certificate or document filed under the laws of Missouri pertaining to business corporations. The Secretary shall file such consents with the minutes of the meetings of the shareholders.

ARTICLE III

Directors

Section 1. General Powers: The property, business and affairs of the Corporation shall be controlled and managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications: The number of directors to constitute the first board of directors of the corporation shall be two (2). Thereafter, the shareholders or the Board of Directors may at any time, and from time to time, may change the number of directors to constitute the Board of Directors by adopting a resolution fixing the new number of directors to constitute the Board of Directors, provided that any notice of such change required by law is duly given.

Each director shall hold office for the term for which he is elected or until his successor shall have been elected and qualified.

Section 3. Regular Meetings: A regular or annual meeting of the Board of Directors shall be held without other notice than this by-law, immediately after, and at the same place, as the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings without other notice than the giving of notice of such resolution to all directors.

Section 4. Special Meetings: Special Meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (if any), the President or any one or more of the directors, by giving notice thereof in the manner hereinafter provided. The person or persons calling such meeting may fix any place either within or without the State of Missouri as the place for holding such special meeting.

Section 5. Notice: Notice of any special meeting, stating the place, date and time of the meeting shall be given at least three days previously thereto by written notice delivered to each director either personally or by mail or telegram to his residence or usual place of business; provided, however, that if the designated meeting place is without the State of Missouri, an additional three days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail properly addressed, with postage thereon prepaid; provided, that if the place of mailing is without the State of Missouri, the notice shall be deemed to be delivered on the second business day after such deposit. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

Section 6. Quorum: A majority of the full Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time to a specified date not longer than 30 days from the last adjournment without further notice.

Section 7. Manner of Acting: The act of the majority of the directors present at a meeting of the directors at which a quorum is present shall be the act of the Board of Directors. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting.

Section 8. Vacancies: Vacancies on the Board of Directors and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, until the next election of directors by the shareholders of the Corporation.

Section 9. Actions of Board of Directors Without A Meeting: Any action which is required to be or may be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board or of the committee as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting duly held, and may be stated as such in any certificate or document filed under the laws of Missouri pertaining to business corporations. The Secretary shall file the consents with the minutes of the meetings of the Board of Directors or of the committee, as the case may be.

Section 10. Committees: The Board of Directors, by resolution adopted by a majority of the whole Board, may designate two or more directors to constitute a committee of the Board of Directors, which committee shall meet at frequent or regular intervals as determined by resolutions from time to time adopted by the Board, and shall have and exercise, to the extent provided in such resolutions, all of the authority of the Board of Directors in the management of the Corporation; provided, however, that: (i) each such committee shall report all of its decisions and actions to the Board of Directors at the next meeting of the Board of Directors thereafter occurring; (ii) each such committee shall at all times be subject to the general supervision and control of the Board of Directors; (iii) members of any such committee may be removed, and new members appointed, at any time by the majority vote of the whole Board; (iv) only the full Board may approve an amendment to the Articles of Incorporation, a merger, a consolidation, the sale of all or substantially all the assets of the Corporation, or the dissolution of the Corporation; and (v) the designation of any such committee and the delegation thereto of the authority herein provided shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon such Board, or upon any individual member thereof, by law. A quorum of a committee of the Board of Directors shall be a majority of the full number of directors constituting the committee, and the act of at least a majority of the full number of directors constituting such committee shall be the act of the committee.

Section 11. Compensation: The Board of Directors shall have the authority to fix the compensation of directors. Unless and until so fixed the directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Officers

Section 1. Number: The officers of the corporation shall be a President, a Secretary and such other officers as may be elected in accordance with the provisions of this Article. The Board of Directors, by resolution, may also elect as officers a Chairman of the Board, a Treasurer, one or more Vice Presidents, and one or more Assistant Treasurers and Assistant Secretaries. Any two or more offices may be held by the same person.

All officers and other agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the property and affairs of the corporation as may be provided herein, or, in the absence of such provision, as may be determined by resolution of the Board of Directors.

Section 2. Election and Term of Office: The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Removal shall be effected automatically by the election of a successor to such office or position.

Section 4. Vacancies: A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Chief Executive Officer: The powers of the chief executive officer of the corporation shall be vested in the President, unless the Chairman of the Board has previously been designated by the Board of Directors to be the chief executive officer of the corporation or to have the powers of the chief executive officer co-extensively with the President, and such designation has been filed in writing with the Secretary of State and such notice attested to by the Secretary of the corporation. If the powers of the chief executive officer shall be vested solely in the Chairman of the Board, the President shall be subordinate only to the Chairman of the Board and shall be the chief operating officer of the corporation and shall be in charge of, and exercise general supervisory control over, all operating phases and departments of the corporation.

The President shall preside at all meetings of the shareholders and of the Board of Directors, unless there shall be a Chairman of the Board, in which case the President shall preside in the absence or with the consent of the Chairman of the Board.

The chief executive officer of the corporation may execute, either alone or with any other proper officer thereunto authorized by the Board of Directors, certificates for shares of the corporation, deeds, mortgages, bonds, notes, contracts, or any other instruments for and in the name of the corporation, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation or shall be required by law to be otherwise executed. The chief executive officer shall also, unless the Board otherwise provides, be ex officio a member of all standing committees. In general, the chief executive officer shall perform all duties usually vested in the chief executive officer of a corporation and such other duties as may be prescribed from time to time by the Board of Directors.

Section 6. Vice President: If one or more Vice Presidents shall be elected, and if one of such Vice Presidents be designated by the Board as Executive Vice President, such Executive Vice President, in the absence of the President, or in the event of his inability or refusal to act, shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. If there shall be no Executive Vice President or if there shall be an Executive Vice President and he shall be absent, then the Vice President who shall have been first elected by the Board of Directors at the last annual meeting of the Board (and the order of the names of such Vice Presidents, as they appear in the minutes of such Annual Meeting of the Board, shall be conclusive as to which Vice President shall have been first elected), shall perform the duties of the President in the event of the latter’s absence, inability or refusal to act. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the chief executive officer or the Board of Directors or the Executive Committee.

Section 7. The Treasurer: If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these by-laws; keep or cause to be kept all books of account and accounting records of the corporation; and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors or the Executive Committee.

Section 8. The Secretary: The Secretary shall keep the minutes of the shareholders’ and the Board of Directors’ meetings in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; sign with the President, or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors or by the Executive Committee.

Section 9. Assistant Treasurers and Assistant Secretaries: The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Treasurers and Assistant Secretaries shall perform the duties of the Treasurer and Secretary respectively, in their absence, and shall perform such other duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors or the Executive Committee.

Section 10. Salaries: The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V

Contracts, Loans, Checks and Deposits

Section 1. Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans: No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Notes, etc.: All checks or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by the chief executive officer or by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors. Funds not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

Certificates for Shares and Their Transfer

Section 1. Certificates for Shares: Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President and by the Secretary, Treasurer or an Assistant Secretary or Treasurer, and shall be sealed with the seal of the corporation. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2. Transfers of Shares: Transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

ARTICLE VII

Fiscal Year

The first fiscal year of the corporation shall be determined by the filing of the first Federal income tax return of the corporation. Thereafter, each fiscal year shall end on the same date until changed by resolution of the Board of Directors.

ARTICLE VIII

Dividends

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE IX

Seal

The Board of Directors may elect to adopt a corporate seal, which (if one is adopted) shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal” and “Missouri”.

ARTICLE X

Indemnification

Section 1. Indemnification of Officers and Directors Against Third-Party Lawsuits. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that such person (i) is or was a director or officer of the Corporation, or (ii) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise while a director or officer of the Corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Indemnification of Officers and Directors Against Derivative Lawsuits. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person (i) is or was a director or officer of the Corporation, or (ii) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise while a director or officer of the Corporation, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3. Discretionary Indemnification of Employees. The Board of Directors of the Corporation may extend, on a case-by-case basis, the indemnification provided in Sections 1 and 2 of this Article to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an employee or agent of the Corporation other than a director or officer of the Corporation. Notwithstanding the foregoing, however, the corporation shall be obligated to indemnify against expenses, including attorneys’ fees, actually and reasonably incurred by an employee or agent as a result of an action, suit or proceeding (described in sections 1 or 2 of this Article) to the extent said employee or agent has successfully defended such action, suit or proceeding on the merits or otherwise.

Section 4. Determination of Indemnitee’s Compliance with Standard of Conduct. Any indemnification under Sections 1, 2 and 3 of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the foregoing Sections. The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

Section 5. Advance Payment of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of the action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

Section 6. Survival of Indemnification. The indemnification provided by this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be otherwise legally entitled.

Section 7. Insurance on Indemnitees. In order to satisfy its obligations hereunder, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation and who is indemnified against liabilities under the provisions of this Article.

Section 8. Definitions. For the purpose of this Article, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as this Corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to this Corporation as he would if he had served this Corporation in the same capacity.

For purposes of this Article, the term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

ARTICLE XI

Waiver of Notice

Whenever any notice whatever is required to be given under the provisions of these by-laws or the Articles of Incorporation or any law, a written waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Attendance at any meeting shall constitute a waiver of notice of the meeting except where such attendance is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE XII

Amendments

These by-laws may be altered, amended or repealed and new by-laws may be adopted by the vote of the holders of a majority of the shares entitled to be voted at any annual or special meeting, or, to the extent provided by the Articles of Incorporation, by a vote of a majority of the directors then in office.

As adopted November 21, 2008.